EXHIBIT 99.1

First Data Reports Second Quarter 2017 Financial Results

•	Q2 consolidated revenue of $3.0 billion, up 3%; up 4% excluding currency impacts

•	Q2 record total segment revenue of $1.8 billion, up 3%; up 5% excluding impacts from currency and Australian ATM divestiture

•	Q2 net income of $185 million, up 22%; diluted EPS of $0.20, up 18%

•	Q2 adjusted net income of $378 million, up 17%; adjusted diluted EPS of $0.40, up 14%

•	Q2 record total segment EBITDA of $786 million, up 5%; up 7% excluding impacts from currency and Australian ATM divestiture

•	Q2 cash flow from operations of $580 million; free cash flow of $448 million

•	Refinanced approximately $8.0 billion of debt since end of Q1; increased AR securitization facility at reduced rate; annual cash interest savings from these activities of approximately $50 million

•	Acquired CardConnect; signed agreement to divest Baltics business

NEW YORK, AUGUST 7, 2017 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, today reported financial results for the second quarter ended June 30, 2017. Consolidated revenue for the second quarter was $3.0 billion, up 3% versus the prior year period, or up 4% excluding currency impacts. Total segment revenue was $1.8 billion for the quarter, up 3% versus the prior year period, or up 5% excluding the impacts from currency and the divestiture of the Australian ATM business that occurred at the end of the third quarter of 2016.

Net income attributable to First Data for the second quarter of 2017 was $185 million, or $0.20 per diluted share. This represents a 22% increase from the second quarter of 2016 net income of $152 million, or an 18% increase in net income per diluted share from $0.17 in the prior year period.

Adjusted net income, which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs and other items, was $378 million, or $0.40 per diluted share. This represents a 17% increase from the second quarter of 2016 adjusted net income of $323 million, or a 14% increase in adjusted net income per diluted share from $0.35 in the prior year period. The increase was primarily driven by improved operating results and lower interest expense.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the second quarter 2017 was $786 million, up 5% versus the prior year period, or up 7% excluding impacts from currency and the Australian ATM divestiture. Total reported segment EBITDA margin improved 100 basis points to 42.5% in the quarter.

“The second quarter delivered record quarterly revenue and earnings as we continue to see good new business momentum and improved customer retention across our business segments,” said First Data Chairman and CEO Frank Bisignano. “As we enter the latter half of 2017, we are focused on initiatives to continue the momentum across our global businesses, maintaining an appropriate balance between investing and managing costs, while also driving improved cash flow. We reiterate our full-year 2017 and medium-term financial guidance," Bisignano added.

Segment Results

Global Business Solutions (GBS)

Second quarter 2017 GBS segment revenue was $1.1 billion, up 3% versus the prior year period, or up 5% excluding the impacts from currency and the Australian ATM divestiture. Within geographic regions, North America revenue of $826 million was up 1% versus the prior year period as growth in non-JV revenue was partly offset by an anticipated decline in JV revenue. EMEA revenue was $140 million, flat versus the prior year, or up 6% excluding currency impacts, primarily driven by growth in the United Kingdom and Germany. Latin America revenue was $64 million, up 56%, or up 60% excluding currency impacts, driven by strong results in Brazil and Argentina. APAC revenue was $36 million, down 12%, or up 13% excluding impacts from currency and the Australian ATM divestiture, primarily driven by growth in India.

Second quarter 2017 GBS segment expenses were $583 million, down 1% versus the prior year period, or up 1% excluding the impacts from currency and the Australian ATM divestiture.

Second quarter 2017 GBS segment EBITDA was $483 million, up 8% versus the prior year period, or up 9% excluding impacts from currency and the Australian ATM divestiture. Segment EBITDA margin improved 210 basis points to 45.3% in the quarter.

Global Financial Solutions (GFS)

Second quarter 2017 GFS segment revenue was $402 million, up 2% versus the prior year period, or up 4% excluding currency impacts. Within geographic regions, North America revenue of $233 million was down 1%, as growth in processing revenue was more than offset by a decline in card personalization revenue. North America GFS card accounts on file grew

6% year over year. EMEA revenue was $110 million, up 2%, or up 10% excluding currency impacts, primarily driven by internal growth and new business primarily in the United Kingdom. Latin America revenue was $34 million, up 10%, or up 14% excluding currency impacts, driven by growth in Argentina and Colombia. APAC revenue was $25 million, up 25%, or up 24% excluding currency impacts, primarily driven by growth in Australia.

Second quarter 2017 GFS segment expenses were $235 million, flat versus the prior year period, or up 2% excluding currency impacts.

Second quarter 2017 GFS segment EBITDA was $167 million, up 4% versus the prior year period, or up 7% excluding currency impacts. Segment EBITDA margin improved 100 basis points to 41.5% in the quarter.

Network & Security Solutions (NSS)

Second quarter 2017 NSS segment revenue was $381 million, up 4% versus the prior year period. Stored Value revenue grew low-double digits, Security and Fraud revenue grew low single digits, and EFT revenue was flat.

Second quarter 2017 NSS segment expenses were $201 million, up 1% versus the prior year period.

Second quarter 2017 NSS segment EBITDA was $180 million, up 8% versus the prior year period. Segment EBITDA margin improved 180 basis points to 47.2% in the quarter.

Cash Flow

In the second quarter 2017, cash flow from operations was $580 million, up $58 million compared to $522 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $448 million in the current quarter, up $140 million compared to $308 million in the prior year period, primarily driven by lower cash interest payments and improved operating results.

Capital Structure

Total borrowings at June 30, 2017 were reduced to $18.3 billion, from $18.5 billion at December 31, 2016. Net debt at June 30, 2017 declined $304 million to $17.9 billion, from $18.2 billion at December 31, 2016.

As previously disclosed, in April 2017, the Company closed on a new term loan totaling $4.2 billion with an interest rate of LIBOR plus 250 basis points maturing in April 2024. The proceeds of the term loan were used to redeem a $4.2 billion term loan with an interest rate of LIBOR plus 300 basis points maturing in March 2021.

In June 2017, the Company closed on a new term loan totaling $3.8 billion with an interest rate of LIBOR plus 225 basis points maturing in July 2022. The proceeds of the term loan were used to redeem $3.8 billion of U.S. and euro-denominated term loans with interest rates ranging from LIBOR plus 300 basis points to LIBOR plus 325 basis points.

On June 28, 2017, the Company entered into an amendment to its Receivable Financing Agreement. The amendment increased the borrowing capacity of the facility from $240 million to $600 million, reduced the interest rate from LIBOR plus 200 basis points to LIBOR plus 150 basis points, and extended the termination date from January 2019 to June 2020.

The aggregate annualized cash interest savings derived from the above transactions is approximately $50 million.

CardConnect Acquisition

As previously disclosed, on July 6, 2017, the Company announced the successful completion of First Data's tender offer to purchase the outstanding shares of CardConnect Corp. common stock. CardConnect's results will be consolidated in the results of First Data's GBS business as of July 6, 2017.

Divestiture

On July 25, 2017, First Data entered into an agreement to divest all of its businesses in the Baltics (Lithuania, Latvia and Estonia) for €73 million (approximately $85 million). The deal is expected to close in the third quarter of 2017. The businesses were reported within the GFS segment.

Innovation

First Data continues to invest in innovation to differentiate itself as a leader in commerce-enabling solutions. Below are examples of innovative solutions that the company introduced during the second quarter:

•
Clover Flex - First Data's latest addition to the Clover family can be used as a handheld device or on the countertop. Clover Flex is fully integrated into the Clover platform and can accept PIN entry, NFC, mag stripe, EMV and electronic gift cards. Flex is perfect for the service-based merchant that wants to take the checkout experience to the customer.

•
Local Payments - First Data's new online payments solution that powers cross-border global commerce around the world. Local Payments allows merchants to manage up to 195 local payment options online through a single interface.

•
Global PFAC - First Data's solution for payment facilitators around the globe allows a payment facilitator to achieve global scale through a single integration interface. Global PFAC enables payment facilitators to easily authorize transactions in more than 150 currencies worldwide, and settle in 17 currencies, as well as providing a robust range of other services.

•
Business Activity Monitor - First Data's new operational monitoring solution for issuing clients, which enables financial institutions to easily access and monitor their customers' transaction activity and track the operational health of their portfolios in real-time.

•
Fraud Detect - First Data's latest comprehensive solution to help merchants around the world detect fraudulent activity. Fraud Detect uses artificial intelligence and machine learning, fraud scoring, cybersecurity intelligence, and information from the dark web to help merchants detect fraudulent in-store, at the pump, online, mobile and in-app transactions before they occur.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The company has included non-GAAP measures because management believes that they help to facilitate comparisons of the company's operating results between periods. The company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In disclosing year-over-year comparisons, the company has chosen to present non-GAAP measures because it believes that these measures provide users of our financial statements a consistent basis for reviewing the company's performance across different periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

The company excludes certain items and other adjustments from total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income and adjusted net income per diluted share. See reconciliations for a complete list of items excluded from non-GAAP measures.

Adjusted net income is a non-GAAP financial measure used by management that provides additional insight on performance. Adjusted net income excludes amortization of acquisition-related intangibles, stock-based compensation, restructuring costs and other items affecting comparability and, therefore, provides a more complete understanding of continuing operating performance. Management believes that the presentation of adjusted net income provides users of our financial statements greater transparency into ongoing results of operations allowing them to better compare our results from period to period.

The company uses free cash flow, a non-GAAP measure. Free cash flow is defined as cash flow used in/provided by operating activities less capital expenditures, distributions to minority interest, and other. The company considers free cash flow to be a liquidity measure that provides useful information to management and users of our financial statements about the amount of cash generated by the business which can then be used to, among other things, reduce debt outstanding.

The company also uses net debt, a non-GAAP measure. Net debt is defined as total long-term borrowings plus short-term and current portion of long-term borrowings, at par value, excluding lines of credit used for settlement purposes, less cash and cash equivalents. The company believes that net debt provides additional insight on its level and management of leverage.

Certain revenue measures in this release are presented excluding the estimated impact of foreign currency changes (constant currency). To present this information, monthly results in the current period for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding month of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Once translated, each month in the period is added together to calculate the constant currency current period results. The company believes that revenue growth is a key indication of how First Data is progressing from period to period and the non-GAAP constant currency financial measure is useful to investors, lenders and other creditors because such information enables them to measure the impact of currency fluctuations on the company's revenue from period to period.

Investor Conference Call

The company will host a conference call and webcast on Monday, August 7, 2017, at 8 a.m. ET to review the second quarter 2017 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will also be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com along with a slide presentation to accompany the call.

A replay of the call will be available through September 7, 2017, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10109727 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corporation (NYSE: FDC) is a global leader in commerce-enabling technology, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 24,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 2,800 transactions per second and $2.2 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended June 30,				Six months ended June 30,
	2017	2016	% Change	Constant Currency % Change	2017	2016	% Change	Constant Currency % Change
Revenues:
Transaction and processing service fees(a)	$1,686	$1,669	1%	2%	$3,249	$3,260	—%	—%
Product sales and other(a)	349	307	14%	15%	668	586	14%	16%
Total revenues (excluding reimbursable items)	2,035	1,976	3%	4%	3,917	3,846	2%	3%
Reimbursable debit network fees, postage, and other	990	952	4%	4%	1,909	1,859	3%	3%
Total revenues	3,025	2,928	3%	4%	5,826	5,705	2%	3%
Expenses:
Cost of services (exclusive of items shown below)	691	698	(1)%	1%	1,391	1,429	(3)%	(1)%
Cost of products sold	91	86	6%	6%	171	164	4%	5%
Selling, general, and administrative	518	500	4%	3%	1,043	1,064	(2)%	(2)%
Depreciation and amortization	237	238	—%	—%	465	476	(2)%	(2)%
Other operating expenses	29	24	21%	1%	51	45	13%	2%
Total expenses (excluding reimbursable items)	1,566	1,546	1%	2%	3,121	3,178	(2)%	(1)%
Reimbursable debit network fees, postage, and other	990	952	4%	4%	1,909	1,859	3%	3%
Total expenses	2,556	2,498	2%	3%	5,030	5,037	—%	—%
Operating profit	469	430	9%		796	668	19%
Interest expense, net	(238)	(284)	(16)%		(472)	(547)	(14)%
Loss on debt extinguishment	(15)	(9)	67%		(71)	(55)	29%
Other (expense) income	(2)	38	(105)%		(3)	44	(107)%
Income before income taxes and equity earnings in affiliates	214	175	22%		250	110	127%
Income tax expense	28	28	—%		40	33	21%
Equity earnings in affiliates	57	68	(16)%		112	132	(15)%
Net income	243	215	13%		322	209	54%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	58	63	(8)%		101	113	(11)%
Net income attributable to First Data Corporation	$185	$152	22%		$221	$96	130%

Net income attributable to First Data Corporation per share:
Basic	$0.20	$0.17	18%		$0.24	$0.11	118%
Diluted	$0.20	$0.17	18%		$0.24	$0.10	140%

Weighted-average common shares outstanding:
Basic	915	900			913	898
Diluted	938	914			935	916

NM represents not meaningful

(a)
Includes processing fees, administrative service fees, and other fees charged to merchant alliances accounted for under the equity method of $54 million and $106 million for the three and six months ended June 30, 2017, respectively, and $45 million and $98 million for the comparable periods in 2016.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	June 30, 2017	December 31, 2016

Cash and cash equivalents	$493	$385
Settlement assets	9,976	14,795
Total assets	35,605	40,292

Short-term and current portion of long-term borrowings	274	358
Settlement obligations	9,976	14,795
Long-term borrowings	18,033	18,131
Total liabilities	31,005	36,088

Redeemable noncontrolling interest	72	73

Total First Data Corporation stockholders' equity	1,635	1,220
Noncontrolling interests	2,893	2,911
Total equity	4,528	4,131

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Source/(Use) of cash
Net cash provided by operating activities	$580	$522	$1,001	$908
Net cash used in investing activities	(123)	(87)	(239)	(210)
Net cash used in financing activities	(475)	(450)	(662)	(823)
Supplemental cash flow data
Cash interest payments(a)	$208	$294	$453	$480

(a)	For purposes of this schedule, cash interest payments excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended June 30,				Six months ended June 30,
	2017	2016	% Change	Constant Currency % Change(e)	2017	2016	% Change	Constant Currency % Change(e)
Consolidated Revenues	$3,025	$2,928	3%	4%	$5,826	$5,705	2%	3%
Adjustments:
Non wholly owned entities(a)	(25)	(20)	25%		(35)	(34)	3%
Independent Sales Organization (ISO) commission expense(b)	(161)	(158)	2%		(308)	(321)	(4)%
Reimbursable debit network fees, postage, and other	(990)	(952)	4%		(1,909)	(1,859)	3%
Total Segment Revenues	$1,849	$1,798	3%	5%	$3,574	$3,491	2%	4%

Segment Revenues:
Global Business Solutions	$1,066	$1,037	3%	5%	$2,037	$1,992	2%	4%
Global Financial Solutions	402	395	2%	4%	795	781	2%	5%
Network & Security Solutions	381	366	4%	4%	742	718	3%	3%
Total Segment Revenues	1,849	1,798	3%	5%	3,574	3,491	2%	4%

	Three months ended June 30,				Six months ended June 30,
	2017	2016	% Change	Constant Currency % Change(e)	2017	2016	% Change	Constant Currency % Change(e)
Consolidated Expenses	$2,556	$2,498	2%	3%	$5,030	$5,037	—%	—%
Adjustments:
Non wholly owned entities(a)	(19)	(18)	6%		(35)	(36)	(3)%
Independent Sales Organization (ISO) commission expense(b)	(161)	(158)	2%		(308)	(321)	(4)%
Reimbursable debit network fees, postage, and other	(990)	(952)	4%		(1,909)	(1,859)	3%
Depreciation and amortization	(237)	(238)	—%		(465)	(476)	(2)%
Stock-based compensation	(56)	(56)	—%		(121)	(171)	(29)%
Other(c)	(30)	(24)	25%		(55)	(65)	(15)%
Total Segment Expenses	$1,063	$1,052	1%	3%	$2,137	$2,109	1%	3%

Segment Expenses:
Global Business Solutions	$583	$589	(1)%	1%	$1,172	$1,168	—%	2%
Global Financial Solutions	235	235	—%	2%	473	466	2%	4%
Network & Security Solutions	201	200	1%	1%	406	401	1%	1%
Corporate	44	28	57%	57%	86	74	16%	16%
Total Segment Expenses	1,063	1,052	1%	3%	2,137	2,109	1%	3%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended June 30,				Six months ended June 30,
	2017	2016	% Change	Constant Currency % Change(e)	2017	2016	% Change	Constant Currency % Change(e)
Net income attributable to First Data Corporation	$185	$152	22%		$221	$96	130%
Adjustments:
Non wholly owned entities(a)	(6)	(7)	(14)%		(12)	(17)	(29)%
Depreciation and amortization	237	238	—%		465	476	(2)%
Interest expense, net	238	284	(16)%		472	547	(14)%
Loss on debt extinguishment	15	9	67%		71	55	29%
Other items(d)	33	(14)	NM		59	21	181%
Income tax expense	28	28	—%		40	33	21%
Stock-based compensation	56	56	—%		121	171	(29)%
Total Segment EBITDA	$786	$746	5%	7%	$1,437	$1,382	4%	5%

Segment EBITDA:
Global Business Solutions	$483	$448	8%	9%	$865	$824	5%	6%
Global Financial Solutions	167	160	4%	7%	322	315	2%	5%
Network & Security Solutions	180	166	8%	8%	336	317	6%	6%
Corporate	(44)	(28)	(57)%	(57)%	(86)	(74)	(16)%	(16)%
Total Segment EBITDA	786	746	5%	7%	1,437	1,382	4%	5%
NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue. In addition, our segment measures reflect revenue-based commission payments to Independent Sales Organizations (ISOs).

(b)
Retail Independent Sales Organization commissions are presented within Selling, general, and administrative expense in the unaudited consolidated statements of operations but are netted in segment revenues for segment reporting.

(c)	Includes restructuring, certain retention bonuses, non-normal course litigation and regulatory settlements, asset impairments, deal costs, and debt issuance costs.

(d)
Items noted within (c) above and "Other income (expense)" as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses) and the gain on Visa Europe share sale.

(e) Segment revenues, expenses, and EBITDA constant currency changes exclude the impacts of currency and the Australian ATM divestiture.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
Total Segment revenue	$1,849	$1,798	3%	$3,574	$3,491	2%
Currency impact	19	—		36	—
Australian ATM divestiture(a)	—	(11)		—	(20)
Normalized segment revenue growth	$1,868	$1,787	5%	$3,610	$3,471	4%

GBS revenue	$1,066	$1,037	3%	$2,037	$1,992	2%
Currency impact	9	—		15	—
Australian ATM divestiture(a)	—	(11)		—	(20)
Normalized GBS revenue growth	$1,075	$1,026	5%	$2,052	$1,972	4%

GBS APAC revenue	$36	$41	(12)%	$70	$82	(15)%
Currency impact	(2)	—		(1)	—
Australian ATM divestiture(a)	—	(11)		—	(20)
Normalized GBS APAC revenue growth	$34	$30	13%	$69	$62	11%

SEGMENT EXPENSES RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
Total Segment expense	$1,063	$1,052	1%	$2,137	$2,109	1%
Currency impact	10	—		16	—
Australian ATM Divestiture(a)	—	(10)		—	(18)
Normalized segment expense growth	$1,073	$1,042	3%	$2,153	$2,091	3%

GBS expense	$583	$589	(1)%	$1,172	$1,168	—%
Currency impact	3	—		5	—
Australian ATM Divestiture(a)	—	(10)		—	(18)
Normalized GBS expense growth	$586	$579	1%	$1,177	$1,150	2%

SEGMENT EBITDA RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
Total Segment EBITDA	$786	$746	5%	$1,437	$1,382	4%
Currency impact	8	—		17	—
Australian ATM Divestiture(a)	—	(1)		—	(3)
Normalized segment EBITDA growth	$794	$745	7%	$1,454	$1,379	5%

GBS EBITDA	$483	$448	8%	$865	$824	5%
Currency impact	5	—		9	—
Australian ATM Divestiture(a)	—	(1)		—	(3)
Normalized GBS EBITDA growth	$488	$447	9%	$874	$821	6%

(a)	2016 Australian ATM divestiture revenue, expense, and EBITDA shown in constant currency rates.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net income attributable to First Data Corporation	$185	$152	22%	$221	$96	130%
Adjustments:
Stock-based compensation	56	56	—%	121	171	(29)%
Loss on debt extinguishment(a)	15	9	67%	71	55	29%
Mark-to-market adjustment for derivatives and euro-denominated debt(b)	—	1	(100)%	—	5	(100)%
Amortization of acquisition intangibles and deferred financing costs(c)	94	106	(11)%	189	214	(12)%
Visa Europe settlement gain	—	(29)	(100)%	—	(29)	(100)%
Restructuring	16	24	(33)%	39	45	(13)%
Intercompany foreign exchange gain (loss)	3	(10)	(130)%	4	(19)	(121)%
Fees paid on debt modification	9	18	(50)%	9	18	(50)%
Impairment, litigation, and other(d)	9	2	350%	8	7	14%
Income tax on above items and discrete tax items(e)	(9)	(6)	50%	(26)	(20)	30%
Adjusted net income	$378	$323	17%	$636	$543	17%

Adjusted net income per share:
Basic	$0.41	$0.36	14%	$0.70	$0.60	17%
Diluted	$0.40	$0.35	14%	$0.68	$0.59	15%

Weighted-average common shares used to compute adjusted net income per share:
Basic	915	900	2%	913	898	2%
Diluted	938	914	3%	935	916	2%
NM represents not meaningful

(a)	Represents costs associated with debt restructuring activities on extinguished debt.

(b)	Represents mark-to-market activity related to our undesignated hedges.

(c)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $4 million and $8 million, respectively, for the three and six months ended June 30, 2017 and $5 million and $8 million, respectively, for the three and six months ended June 30, 2016.

(d)	Represents impairments, non-normal course litigation and regulatory settlements, investments gains (losses), divestitures, and other, as applicable to the periods presented.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions. "Income tax on above items and discrete tax items" also includes the impact of significant discrete tax items impacting Net income (loss) attributable to First Data Corporation.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

FREE CASH FLOW RECONCILIATION

	Three months ended June 30,			Six months ended June 30,
	2017	2016	Change	2017	2016	Change

Net cash provided by operating activities	$580	$522	$58	$1,001	$908	$93
Capital expenditures	(139)	(115)	(24)	(256)	(232)	(24)
Distribution to minority interest and other	7	(99)	106	(36)	(157)	121
Free cash flow	$448	$308	140	$709	$519	190

	NET DEBT RECONCILIATION

	As of	As of
	June 30, 2017	December 31, 2016
Total long-term borrowings	$18,033	$18,131
Total short-term and current portion of long-term borrowings	274	358
Total borrowings	18,307	18,489
Unamortized discount and unamortized deferred financing costs	147	156
Total borrowings at par	18,454	18,645
Less: Settlement lines of credit and other arrangements	(89)	(84)
Gross debt	18,365	18,561
Less: Cash and cash equivalents	(493)	(385)
Net debt	$17,872	$18,176

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
GBS:
North America merchant transactions(a)	12,494	11,743	6%	23,977	22,487	7%
International merchant transactions(b)	2,397	1,948	23%	4,624	3,714	25%

GFS:
North America card accounts on file(c)	878	826	6%	878	826	6%
International card accounts on file(d)	160	140	14%	160	140	14%

NSS:
Network transactions (EFT and Stored Value)(e)	5,352	4,911	9%	10,466	9,675	8%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions. International merchant transaction for the three and six months ended June 30, 2016 reflected an updated count of transactions. International merchant transactions reflect 100% of alliance transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)
International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented. International card accounts on file as of June 30, 2016 reflect an updated cards on account total.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, Payroll and Gift Solutions and POS transactions.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of material business or assets; (12) our ability to successfully value and integrate acquired businesses; (13) our high degree of leverage; (14) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (15) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (16) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (17) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2016, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.